Exhibit 99.1

FOR IMMEDIATE RELEASE
August 3, 2016

CONTACT:
Investors - (301) 968-9310
Media - (301) 968-9400

AMERICAN CAPITAL SENIOR FLOATING REPORTS NET INVESTMENT INCOME OF $0.30 PER SHARE
Bethesda, MD - August 3, 2016 - American Capital Senior Floating, Ltd. (“ACSF” or the “Company”) (NASDAQ: ACSF) today reported net investment income of $3.0 million, or $0.30 per share, for the quarter ended June 30, 2016 and net asset value (“NAV”) of $124.5 million, or $12.45 per share, as of June 30, 2016.
SECOND QUARTER 2016 FINANCIAL HIGHLIGHTS

•	Actively managed portfolio through periods of volatility

◦	Invested $32.1 million into 23 new loan obligors

◦	Sold $14.2 million of investments and received $15.6 million of repayments, including distributions received from our CLO Portfolio

•	$0.30 per share net investment income, or $3.0 million

◦	Increased $0.01 per share from Q1 2016 net investment income of $0.29 per share

•	$1.03 per share net earnings, or $10.3 million

◦
$0.81 per share improvement from Q1 2016 net earnings of $0.22 per share, primarily driven by $7.7 million net unrealized appreciation on the Investment Portfolio for the quarter ended June 30, 2016 as compared to $0.2 million net unrealized appreciation for the quarter ended March 31, 2016

•	$12.45 NAV per share as of June 30, 2016, or $124.5 million

◦	$0.73 per share increase from March 31, 2016 NAV per share of $11.72

◦	8.8% economic return on NAV for Q2 2016, or 35.2% annualized

▪	Comprised of $0.291 per share cash distributions to stockholders and $0.73 increase in NAV per share

•	$0.097 per share monthly cash distributions to stockholders, which equates to $0.291 per quarter

◦	9.3% annualized yield on the June 30, 2016 NAV per share

◦	11.3% annualized yield on the June 30, 2016 closing market price of $10.26 per share

•	$227.4 million Investment Portfolio at fair value as of June 30, 2016

◦	$173.9 million, or 77%, in first lien floating rate loans

◦	$16.5 million, or 7%, in second lien floating rate loans

◦	$37.0 million, or 16%, of equity in collateralized loan obligations (“CLOs”)

•	6.59% Investment Portfolio yield at cost as of June 30, 2016

◦	19 basis point increase from 6.40% yield at cost as of March 31, 2016 driven by our CLO portfolio

•	2.65% cost of funds as of June 30, 2016

◦	5 basis point increase from 2.60% cost of funds as of March 31, 2016 due to increased unused facility fees

◦	Includes 2.23% interest expense, 0.33% unused facility fees and 0.09% amortization of debt financing costs

•	0.78x debt to equity ratio as of June 30, 2016

◦	Decreased 0.06x from 0.84x as of March 31, 2016 due primarily to an increase in the fair value of the portfolio
"Our performance this quarter was strong as a result of better market technicals," said Mark Pelletier, President and Chief Investment Officer. “Despite fears around Brexit, pricing in the loan market improved during the quarter which in turn benefited CLO equity values."

American Capital Senior Floating, Ltd.
August 3, 2016

Malon Wilkus, Chairman and Chief Executive Officer commented, "Today we declared the next three months' dividends for August, September and October, which aggregate to $0.291 per share for the quarter. Our current annualized dividend represents a 9.3% annualized yield on our June 30, 2016 NAV and an 11.3% annualized yield on our June 30, 2016 closing share price of $10.26 per share."
PORTFOLIO AND INVESTMENT ACTIVITY
As of June 30, 2016, the fair market value of ACSF’s portfolio totaled $227.4 million and was comprised of $173.9 million, or 77%, of first lien floating rate loans, $16.5 million, or 7%, of second lien floating rate loans (collectively, the “Loan Portfolio”) and $37.0 million (or 16%) of CLO equity (the “CLO Portfolio” and, together with the Loan Portfolio, the “Investment Portfolio”). The Investment Portfolio had a yield at cost of 6.59% as of June 30, 2016.
As of June 30, 2016, ACSF’s Loan Portfolio was diversified across 134 issuers and 46 industries and its CLO Portfolio was invested in 22 issuers and 16 collateral managers. The Investment Portfolio was actively managed during the quarter with $32.1 million of purchases and $29.8 million of sales and repayments. The following table depicts the Investment Portfolio activity by investment type for the quarter ended June 30, 2016:

	First Lien		Second Lien		CLO Equity		Common Equity		Total
$ in millions	Amount	Yield (at cost)	Amount	Yield (at cost)	Amount	Yield (at cost)	Amount	Yield (at cost)	Amount	Yield (at cost)
March 31, 2016 - FV	$164.2	5.1%	$17.9	8.0%	$33.8	9.9%	$0.1	n/a	$216.0	6.4%
Purchases	29.9	5.1%	2.2	9.3%	—	n/a	—	n/a	32.1	5.1%
Sales	(14.2)	(5.3)%	—	n/a	—	n/a	—	n/a	(14.2)	(5.1)%
Repayments (1)	(8.1)	(6.2)%	(4.4)	(7.4)%	(3.1)	(15.0)%	—	n/a	(15.6)	(8.3)%
Net realized and unrealized gain / (loss)	2.0	n/a	0.8	n/a	4.6	n/a	(0.1)	n/a	7.3	n/a
Other (2)	0.1	n/a	—	n/a	1.7	n/a	—	n/a	1.8	n/a
June 30, 2016 - FV	$173.9	5.1%	$16.5	8.3%	$37.0	11.2%	$—	n/a	$227.4	6.6%

(1)	CLO equity repayments reflect the amount of cash distributions received during the three months ended June 30, 2016.

(2)	Other includes amortization of discount/premium on the Loan Portfolio and income recognized on CLO equity using the effective interest method during the three months ended June 30, 2016.
RESULTS OF OPERATIONS
Net Investment Income
Net investment income totaled $3.0 million, or $0.30 per share, for the three months ended June 30, 2016. Gross investment income was $4.3 million for the quarter, with $2.6 million, or 61%, generated from the Loan Portfolio and $1.7 million, or 39%, generated from the CLO Portfolio. Net expenses totaled $1.4 million for the three months ended June 30, 2016, with interest and other debt related costs of $0.6 million, management fees of $0.5 million and $0.3 million of other operating expenses, net of the expense waiver.
Net Realized and Unrealized Gain / (Loss) From Investments
Net realized and unrealized gain on investments for the three months ended June 30, 2016 totaled $7.3 million and was comprised of $(0.4) million of net realized losses on sales of investments and $7.7 million of net unrealized appreciation on the Investment Portfolio. The $7.7 million of net unrealized appreciation on the Investment Portfolio was driven by $3.1 million of net unrealized appreciation in the Loan Portfolio and $4.6 million of net unrealized appreciation in the CLO Portfolio. The increase in fair value of the CLO Portfolio was a result of a number of factors, including a rise in loan prices since March 31, 2016, increased trading in CLO equity and an enhancement of the LIBOR floor benefit as a downward shift in the forward LIBOR curve improved and lengthened the expected benefit of the LIBOR floors. The primary driver for the increase in fair value of the Loan Portfolio was higher prices in the broadly syndicated U.S. loan market.

American Capital Senior Floating, Ltd.
August 3, 2016

LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2016, ACSF’s wholly-owned consolidated financing subsidiary, ACSF Funding I, LLC (“ACSF Funding”), had $97.1 million outstanding on its $135.0 million revolving credit facility, resulting in a debt to equity ratio of 0.78x. As of June 30, 2016, ACSF had $41.1 million of available liquidity consisting of $3.2 million of cash and cash equivalents and $37.9 million of available capacity on the ACSF Funding revolving credit facility.
DISTRIBUTIONS TO STOCKHOLDERS
On August 3, 2016, the Company announced the declaration of monthly cash distributions to stockholders of $0.097 per share for each of August, September and October 2016. This cash distribution rate represents a 9.3% annualized yield on the June 30, 2016 NAV per share of $12.45 and an 11.3% annualized yield on the June 30, 2016 closing market price per share of $10.26. The monthly cash distributions will be paid to common stockholders of record as set forth in the table below:

	Distributions to Stockholders per Share	Record Date	Ex-Dividend Date	Payment Date
August 2016	$0.097	August 23, 2016	August 19, 2016	September 2, 2016
September 2016	$0.097	September 22, 2016	September 20, 2016	October 4, 2016
October 2016	$0.097	October 21, 2016	October 19, 2016	November 2, 2016
Since its January 2014 IPO, the Company has declared a total of $31.6 million in cash distributions to stockholders, or $3.16 per share.
ACSF’s Board of Directors considers estimated taxable income, GAAP income and economic performance when determining distributions to stockholders. Actual taxable income may differ from GAAP income due to temporary and permanent differences in income and expense recognition and changes in unrealized appreciation and depreciation on investments. The Company currently expects distributions to stockholders for 2016 to be from ordinary taxable income. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year. For additional detail, please visit the Company’s website at www.ACSF.com.

American Capital Senior Floating, Ltd.
August 3, 2016

AMERICAN CAPITAL SENIOR FLOATING, LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	As of
	June 30, 2016 (unaudited)	March 31, 2016 (unaudited)	December 31, 2015	September 30, 2015 (unaudited)	June 30, 2015 (unaudited)
Assets:
Investments, fair value	$227,417	$216,018	$229,056	$257,732	$272,191
Cash and cash equivalents	3,181	2,607	2,474	2,247	2,458
Receivable for investments sold	3,675	—	3,096	2,007	3,812
Other assets	1,605	1,420	1,179	1,227	1,215
Total assets	$235,878	$220,045	$235,805	$263,213	$279,676

Liabilities:
Credit facility payable	$97,100	$98,800	$110,200	$124,800	$123,800
Payable for investments purchased	11,872	2,150	5,437	995	8,400
Distributions to stockholders payable	970	970	970	970	970
Management fee payable	1,008	497	536	558	563
Other liabilities	383	441	733	634	580
Total liabilities	111,333	102,858	117,876	127,957	134,313

Net Assets:
Common stock, par value $0.01 per share, 10,000,100 issued and outstanding, 300,000,000 authorized	100	100	100	100	100
Paid-in capital in excess of par	150,903	150,903	150,903	151,131	151,131
Undistributed net investment income	1,586	1,528	1,560	1,037	602
Accumulated net realized loss from investments	(3,114)	(2,705)	(1,815)	(986)	(981)
Net unrealized depreciation on investments	(24,930)	(32,639)	(32,819)	(16,026)	(5,489)
Total net assets	124,545	117,187	117,929	135,256	145,363
Total liabilities and net assets	$235,878	$220,045	$235,805	$263,213	$279,676

Net asset value per share	$12.45	$11.72	$11.79	$13.53	$14.54

American Capital Senior Floating, Ltd.
August 3, 2016

AMERICAN CAPITAL SENIOR FLOATING, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Investment income:
Interest	$4,272	$4,345	$4,636	$4,987	$4,880
Total investment income	4,272	4,345	4,636	4,987	4,880
Expenses:
Interest and other debt related costs	640	664	690	766	758
Management fee	511	497	536	558	563
Other operating expenses	733	517	510	479	510
Total expenses	1,884	1,678	1,736	1,803	1,831
Expense waiver	(455)	(238)	(234)	(193)	(227)
Net expenses	1,429	1,440	1,502	1,610	1,604
Net investment income before taxes	2,843	2,905	3,134	3,377	3,276
Income tax benefit / (provision)	125	(27)	(68)	(33)	(57)
Net investment income	2,968	2,878	3,066	3,344	3,219
Net realized and unrealized gain / (loss) on investments:
Net realized (loss) / gain on investments	(409)	(890)	(690)	(5)	78
Net unrealized appreciation / (depreciation) on investments	7,709	180	(16,793)	(10,537)	(150)
Income tax benefit	—	—	—	—	11
Net realized and unrealized gain / (loss) on investments	7,300	(710)	(17,483)	(10,542)	(61)
Net increase / (decrease) in net assets resulting from operations (“Net Earnings (Loss)”)	$10,268	$2,168	$(14,417)	$(7,198)	$3,158

Net investment income per share	$0.30	$0.29	$0.31	$0.33	$0.32
Net Earnings (Loss) per share	$1.03	$0.22	$(1.44)	$(0.72)	$0.32
Distributions to stockholders per share	$0.29	$0.29	$0.29	$0.29	$0.29
Weighted average shares outstanding	10,000	10,000	10,000	10,000	10,000

American Capital Senior Floating, Ltd.
August 3, 2016

AMERICAN CAPITAL SENIOR FLOATING, LTD.
KEY PORTFOLIO STATISTICS
(in thousands, except per share data)
(unaudited)

	As of
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Investment Portfolio at FV
First Lien Floating Rate Loans	$173,898	$164,186	$169,580	$186,950	$190,427
Second Lien Floating Rate Loans	16,463	17,868	22,575	25,510	27,914
Total Loan Portfolio	190,361	182,054	192,155	212,460	218,341
CLO Equity	37,021	33,817	36,854	45,272	53,850
Common Equity	35	147	47	n/a	n/a
Total Investment Portfolio at FV	$227,417	$216,018	$229,056	$257,732	$272,191

Investment Portfolio at Cost
First Lien Floating Rate Loans	$180,259	$172,965	$181,367	$191,863	$192,480
Second Lien Floating Rate Loans	18,375	20,543	24,910	26,821	28,681
Total Loan Portfolio	198,634	193,508	206,277	218,684	221,161
CLO Equity	53,713	55,149	55,599	55,074	56,519
Common Equity	—	—	—	n/a	n/a
Total Investment Portfolio at Cost	$252,347	$248,657	$261,876	$273,758	$277,680

Asset Yield at Cost
First Lien Floating Rate Loans	5.06%	5.11%	5.03%	4.90%	4.90%
Second Lien Floating Rate Loans	8.27%	8.02%	7.90%	7.85%	7.79%
Total Loan Portfolio	5.35%	5.42%	5.38%	5.26%	5.27%
CLO Equity	11.16%	9.85%	10.04%	12.95%	14.69%
Total Investment Portfolio	6.59%	6.40%	6.37%	6.81%	7.19%

Quarterly Investment Activity
Investment Purchases	$32,138	$8,995	$17,984	$13,913	$38,904
Investment Sales	$(14,154)	$(8,415)	$(11,641)	$(7,954)	$(19,725)
Investment Repayments (1)	$(15,608)	$(14,624)	$(19,330)	$(11,889)	$(21,363)

Loan Portfolio Statistics
Number of Obligors	134	128	128	127	127
Number of Industries	46	46	46	46	43
Largest Exposure as a % of Total Portfolio at FV	2.0%	1.6%	1.5%	1.4%	1.3%
Average Exposure as a % of Total Portfolio at FV	0.6%	0.7%	0.7%	0.6%	0.6%
% with LIBOR Floor	100.0%	100.0%	100.0%	100.0%	100.0%
Weighted-average LIBOR Floor	1.0%	1.0%	1.0%	1.0%	1.0%

American Capital Senior Floating, Ltd.
August 3, 2016

AMERICAN CAPITAL SENIOR FLOATING, LTD.
KEY PORTFOLIO STATISTICS
(in thousands, except per share data)
(unaudited)

	As of
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
CLO Portfolio Statistics
Number of Issuers	22	22	20	19	19
CLO Managers	16	16	15	14	14
Largest Exposure as a % of Total Portfolio at FV	1.4%	1.4%	1.5%	1.6%	1.8%
Average Exposure as a % of Total Portfolio at FV	0.7%	0.7%	0.8%	0.9%	1.0%
Minimum % of Collateral in First Lien Loans (2)	90.9%	90.8%	91.0%	91.0%	91.0%
Cumulative Cash Receipts as a % of Original Cost (3)	43.7%	39.2%	34.9%	31.1%	26.1%

Liquidity and Capital Resources
Debt
Amount Available on Credit Facility	$135,000	$135,000	$135,000	$140,000	$140,000
Amount Drawn on Credit Facility	$97,100	$98,800	$110,200	$124,800	$123,800
Interest Rate on Debt as of Period-end	2.23%	2.21%	2.02%	2.00%	1.99%
Cost of Funds as of Period-end (4)	2.65%	2.60%	2.32%	2.41%	2.40%

Equity
NAV	$124,545	$117,187	$117,929	$135,256	$145,363
NAV Per Share	$12.45	$11.72	$11.79	$13.53	$14.54

Debt to Equity Ratio	0.78x	0.84x	0.93x	0.92x	0.85x

Quarterly Cash Distributions to Stockholders Per Share	$0.291	$0.291	$0.291	$0.291	$0.291

Economic Return (5)	35.2%	7.4%	(10.2%)	(19.6%)	8.7%

(1)	Investment repayments include the distributions received from CLO equity investments.

(2)
Represents the weighted-average minimum percent of assets as allowed by each CLO’s indenture to be invested in first lien floating rate loans. Actual amounts invested in first lien floating rate loans may be higher.

(3)
Original cost included only for CLOs that have begun to make quarterly distributions to ACSF and are held at each period-end reporting date. The average holding period (in years) for the CLOs that have begun to make quarterly distributions is 2.0 as of June 30, 2016, 1.8 as of March 31, 2016, 1.6 as of December 31, 2015, 1.4 as of September 30, 2015, and 1.2 as of June 30, 2015.

(4)	Cost of funds includes interest cost, amortization of upfront fees and unfunded commitment fees.

(5)
Economic return defined as the distributions to stockholders paid in the quarter, plus the change in NAV per share for the quarter, over the starting NAV per share. Quarterly returns have been annualized and are unaudited.

American Capital Senior Floating, Ltd.
August 3, 2016

STOCKHOLDER CALL
ACSF invites stockholders, prospective stockholders and analysts to attend the ACSF stockholder call on August 4, 2016 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.ACSF.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 274-0811 (U.S. domestic) or (412) 902-6607 (international). Please advise the operator you are dialing in for the American Capital Senior Floating stockholder call.

A slide presentation will accompany the stockholder call and will be available at www.ACSF.com. Select the Q2 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio replay of the stockholder call combined with the slide presentation will be made available on the ACSF website after the call on August 4, 2016. In addition, there will be a phone recording available one hour after the live call on August 4, 2016 through August 19, 2016. If you are interested in hearing the recording of the presentation, please access it for free on the ACSF website or dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10089919.

For further information, please contact Investor Relations at (301) 968-9310 or IR@ACSF.com.

ABOUT AMERICAN CAPITAL SENIOR FLOATING, LTD.
American Capital Senior Floating, Ltd. (NASDAQ: ACSF) is a non-diversified closed-end investment management company that invests primarily in senior first lien and second lien floating rate loans to large-market U.S. based companies (“Senior Floating Rate Loans”) and in debt and equity tranches of collateralized loan obligations collateralized by Senior Floating Rate Loans. The Company has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company is externally managed by American Capital ACSF Management, LLC, an indirect subsidiary of American Capital Asset Management, LLC, a wholly-owned portfolio company of American Capital, Ltd. For further information, please refer to www.ACSF.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance and structured products. American Capital manages $10 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers. Through a wholly-owned affiliate, American Capital manages publicly traded American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with $117 million of total net book value. American Capital and its affiliates operate out of six offices in the U.S. and Europe. For further information, please refer to www.americancapital.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking information and statements. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are not guarantees of performance or results, and involve known and unknown risks, uncertainties (some of which are beyond the Company’s control), assumptions and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Should one or more of these risks or uncertainties materialize, the Company’s actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in our filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.